Exhibit 10.88

SECOND AMENDMENT TO
GAS SALES AGREEMENT

         This Second Amendment to Gas Sales Agreement (“Amendment”) is executed as of September 1, 2002, by Tipperary Oil & Gas (Australia) Pty Ltd (ACN 077 536 871) of GPO Box 1100, Brisbane, Queensland, Australia 4001 (“Seller”), and QUEENSLAND FERTILISER ASSETS LIMITED (ACN 011 062 294) of 76 Arthur Street, Roma, Queensland, Australia (“Buyer”).

WITNESSETH:

A. The Seller and Buyer have previously delivered Gas Sales Agreement dated September 28, 2001, as amended by Amendment to Gas Sales Agreement executed as of May 30, 2002 (collectively, the “Original Agreement”) governing the sale and supply of Gas to Buyer subject to the terms and conditions set forth therein including, without limitation, the Seller and the Buyer obtaining necessary financing commitments, under terms reasonably acceptable to each of them, by September 1, 2002 for (a) Buyer to construct and commission the Plant and the Pipeline between December 1, 2002 and the Commencement Date and (b) Seller to drill and complete the number of wells, and install laterals and compressors, as Seller reasonably deems necessary between December 1, 2002 and the Commencement Date to deliver the ACQ to the Delivery Point and meet Pipeline Pressure requirements; and

B. The Seller and Buyer have agreed, subject to the terms and conditions set forth below, to amend the Original Agreement to (1) extend the date for Seller and Buyer to obtain their respective financing commitments to January 1, 2003 and (2)otherwise modify theOriginal Agreement as set forth herein.

         NOW, THEREFORE, for a sufficient consideration received by each, the Seller and Buyer agree to amend the Original Agreement as follows.

1.	Definitions. The definition of Commencement Date in the Original Agreement is hereby amended and replaced in its entirety as set forth below.

“Commencement Date” means the later of:

(a)	1 November 2004; or

(b)	the date after 1 November 2004 on which the Buyer takes the first delivery of Gas from the Seller under this Agreement pursuant to the notice given under Clause 2.4;

provided that, if Buyer has not previously taken the first delivery of Gas from the Seller under Subparagraph (b) above, the Commencement Date shall be deemed to occur on 1 March 2005.”

2.	Sale and Purchase. Section 2.1, the preamble of Section 2.2 and Section 2.4 of the Original Agreement, each stating conditions precedent to Seller’s and Buyer’s obligations under the Original Agreement, are hereby amended and replaced in their entirety as set forth below.

“2.1 The obligations of the Parties under the Agreement, other than their obligations under Clauses 17, 20 and 24, are subject to and do not become binding unless:

(a)	Buyer: (i) establishes and maintains its creditworthiness to the reasonable satisfaction of the Seller, and (ii) the Buyer has in place the necessary financing commitments, under terms reasonably acceptable to Buyer and Seller, that will foreseeably allow Buyer to construct and commission the Plant and the Pipeline between March 1, 2003 and the Commencement Date. If these conditions precedent are not satisfied by 1 January 2003, then this Agreement will terminate (except for Clauses 17, 20 and 24 and the enforcement of any right or claim which arises thereunder), unless the Seller agrees in writing to extend the time required to meet these conditions.

(b)	Seller has in place the necessary financing commitments, under terms reasonably acceptable to Buyer and Seller, that will foreseeably allow Seller to drill and complete the number of wells, to install laterals and compressors, as Seller reasonably deems necessary between March 1, 2003 and the Commencement Date to deliver the ACQ to the Delivery Point and meet Pipeline Pressure requirements. If these conditions precedent are not satisfied by 1 January 2003, then this Agreement will terminate (except for Clauses 17, 20 and 24 and the enforcement of any right of claim which arises thereunder), unless Buyer agrees in writing to extend the time required to meet this condition.”

“2.2 In addition to the conditions in Clause 2.1, Buyer shall begin actual construction of the Plant by 1 March, 2003, and diligently prosecute actual construction of the Plant and the Pipeline thereafter in an orderly and prudent manner through and until the Commencement Date.”

“2.4 The Buyer must deliver written notice to the Seller not less that forty-five (45) Business Days’ before the Day on which the Buyer intends to take the first delivery of Gas from the Seller under this Agreement; provided that Seller shall have no obligation to supply Gas to Buyer before 1 November 2004.”

3.	Authority, Effect and Governing Law. Section 20.1 (a), containing a representation and warranty regarding Seller’s and Buyer’s corporate proceedings with respect to the Original Agreement, is hereby amended and replaced in its entirety as set forth below.

“20.1 Each Party represents and warrants to the other Party now and at all times during the Term:

(a)	It is a company duly incorporated under the laws of Queensland and has the power and authority to enter into this Agreement and will have undertaken and complied with the necessary corporate proceedings to ensure this Agreement is enforceable and binding on it or before January 1, 2003 (unless otherwise terminated on or before that date);”

4.	Capitalized Terms. All capitalized terms shall have the meaning assigned to them in the Original Agreement, except as added, amended or otherwise restated herein or unless the context clearly requires otherwise. In addition: references in the Original Agreement to the “Agreement,” “hereof”, “herein” and words of similar import shall be deemed to be references to the Original Agreement as amended hereby.

5.	Representations. The Seller and Buyer respectively represent and warrant that all of the representations and warranties contained in the Original Agreement (and any certificates and documents executed pursuant thereto or contemplated thereby) are true and correct in all material respects on and as of the effective date of this Amendment.

6.	Conflicts and Continuation. In the event that this Amendment conflicts or is inconsistent with the Original Agreement, this Amendment shall control. Except as specifically amended herein, all of the terms and conditions of the Original Agreement (and any certificates and documents executed pursuant thereto or contemplated thereby) shall remain in full force and effect in accordance with their respective terms.

7.	Severability. In the event any one or more provisions contained in the Original Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

8.	Acknowledgment. The Seller and Buyer respectively ratify and confirm that the Original Agreement (and any certificates and documents executed pursuant thereto or contemplated thereby) remain in full force and effect in accordance with their respective terms, except as amended hereby. The representatives of the Seller and Buyer executing this Amendment each represent and warrant to the others that they are duly appointed agents or officers of the party to the Original Agreement as designated in the signature lines below, they have full power and authority to execute and deliver this Amendment on behalf of the party to the Original Agreement as designated below, they have obtained all corporate or other authorizations as may be applicable to each of them.

EXECUTED as an agreement.

THE, COMMON SEAL of TIPPERARY OIL & GAS (Australia))
Pty LTD (ACN 077 536 871 was duly affixed to this document in	)
accordance with its articles of association in the presence of:	)

/s/ ELAINE R. TREECE	/s/ DAVID L. BRADSHAW

Signature of Secretary	Signature of Director

ELAINE R. TREECE	DAVID L. BRADSHAW

Name of Secretary – please print	Name of Director – please print

THE COMMON SEAL OF QUEENSLAND	)
FERTILIZER ASSETS LIMITED (ACN 011 062 294))
was duly affixed to this document in accordance	)
with its Articles of Association in the presence of:	)

/s/ H. J. K. HOWES	/s/ W. J. PEART

Signature of Secretary	Signature of Director

H. J. K. HOWES	W. J. PEART

Name of Secretary – please print	Name of Director – please print